PROMISSORY NOTE

On this date of 1/01/09, in return for valuable consideration received, the undersigned borrower[s] jointly and severally promise to pay Patrick Kelly, the "Lender", the sum of $2,698,682 Euros.

Terms of Repayment: This loan shall be repaid under the following terms: Full repayment by 3/31/12

Place of Payment - all payments due under this note shall be made at the office of Redquartz LTD,14 Baggot Court Dublin 2 Ireland, or at such other place as the holder of this Note may designate in writing.

Default - In the event of default, the borrower[s] agree to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency.

Acceleration of Debt - In the event that the borrower[s] fail to make any payment due under the terms of this Note, or breach any condition relating to any security, security agreement, note, mortgage or lien granted as collateral security for this Note, seeks relief under the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

Joint and Several Liability - All borrowers identified in this Note shall be jointly and severally liable for any debts secured by this Note.

Modification - No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note - The borrowers hereby waive any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agree to remain bound by the terms of this Note subsequent to any transfer, and agree that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions - In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law - All terms and conditions of this Note shall be interpreted under the laws of Ireland, County Dublin 1.

Signed Under Penalty of Perjury, this 1st day of January, 2009,

Borrower(s) Simon Kelly
[Note- each borrower should sign separately.]

Signed in the presence of:

Witness John Kelly
[Note- the lender may not be a witness. If more than one witness is used, each should sign separately.]